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                     FIRST AMENDMENT TO ALPHA MICROSYSTEMS

               1996 NONEMPLOYEE DIRECTOR STOCK COMPENSATION PLAN



                 THIS FIRST AMENDMENT TO ALPHA MICROSYSTEMS 1996 NONEMPLOYEE DIRECTOR STOCK COMPENSATION PLAN (the "First Amendment") is hereby adopted by Alpha Microsystems, a California corporation (the "Company"), effective as of October 4, 1996.

                               R E C I T A L S :

                 A. The Alpha Microsystems 1996 Nonemployee Director Stock Compensation Plan (the "Plan") was adopted by the Board of Directors of the Company (the "Board") on December 1, 1995. The Plan was approved by the shareholders of the Company on August 13, 1996.

                 B. Section 8(a) of the Plan provides that the Board may alter or amend the Plan in the manner as contemplated by this First Amendment.

                 C. On October 4, 1996, the Board adopted resolutions (i) providing for early compliance with new Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, and (ii) approving the form of this First Amendment which amends the Plan to comply with the new Rule 16b-3.

                              A M E N D M E N T :

                 Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Plan.

                 The last sentence of Section 4 of the Plan is hereby amended to read in its entirety as follows:

                 "Any action taken by the Committee with respect to the administration of the Plan, which would result in a Nonemployee Director ceasing to be an "outside director" within the meaning of Section 162(m) of the Code, shall be null and void."

                 I hereby certify that the foregoing First Amendment was duly adopted by the Board of Directors of the Company on October 4, 1996.

                 Executed on this 4th day of October, 1996.




                                           /s/JOHN F. GLADE
                                           ------------------------------------
                                           John F. Glade, Secretary










                                  EXHIBIT 4.9
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